EXHIBIT 99.1
Republic Services, Inc. Reports
Second Quarter 2019 Results

●	Generated Earnings of $0.78 Per Share and Adjusted Earnings of $0.79 Per Share, an 8% Increase Over the Prior Year
●	Revenue Growth Driven by Strong Pricing, Including Core Price of 4.6% and Average Yield of 2.8%
●	Expanded Adjusted EBITDA Margin by 50 Basis Points
●	Reaffirmed 2019 Adjusted Earnings Per Share and Adjusted Free Cash Flow Guidance
●	Raised Acquisition Investment Guidance to $550 Million for the Full Year
●	Increased Quarterly Dividend by 8%
●	Named to Forbes' Best Employers for Women 2019 List

PHOENIX (July 25, 2019) – Republic Services, Inc. (NYSE: RSG) today reported net income of $251.5 million, or $0.78 per diluted share, for the three months ended June 30, 2019, versus $234.9 million, or $0.71 per diluted share, for the comparable 2018 period. Excluding certain gains and expenses, on an adjusted basis, net income for the three months ended June 30, 2019 was $254.1 million, or $0.79 per diluted share, versus $239.6 million, or $0.73 per diluted share, for the comparable 2018 period.

“We are very pleased with our second quarter results. Our ability to price in excess of cost inflation and drive operating leverage enabled us to grow earnings 8 percent and expand adjusted EBITDA margin by 50 basis points. During the quarter we invested $129 million in acquisitions, further strengthening our market position, and now expect to invest a total of $550 million for the full year,” said Donald W. Slager, chief executive officer. “Given the underlying strength of our business and the progress we're making in de-risking the recycling business model, we are reaffirming our 2019 adjusted EPS and free cash flow guidance despite additional headwinds from lower recycled commodity prices.”

Second-Quarter Highlights:

•EPS was $0.78 per share. Adjusted EPS, a non-GAAP measure, was $0.79 per share and included a 4-cent benefit from a lower than expected effective tax rate, which was partially offset by a 3-cent non-cash tax-related charge.

•Cash provided by operating activities was $582 million and adjusted free cash flow, a non-GAAP measure, was $272 million.

•Cash flow invested in acquisitions was $129 million. The Company now expects to invest $550 million in acquisitions for the full year.

•Total cash returned to shareholders through dividends and share repurchases was $213 million.

•Core price increased revenue by 4.6 percent. Core price consisted of 5.5 percent in the open market and 3.1 percent in the restricted portion of the business.

•Average yield was 2.8 percent.

•Adjusted EBITDA, a non-GAAP measure, was $726 million and Adjusted EBITDA margin was 27.9 percent of revenue. Adjusted EBITDA margin increased 50 basis points over the prior year.

•SG&A expense as a percentage of revenue was 10.1 percent.

•Republic continued to convert CPI-based contracts to more favorable pricing mechanisms for the annual price adjustment. The Company now has approximately $715 million in annual revenue, or 29 percent of its CPI-based book of business, tied to either a waste-related index or a fixed-rate increase of 3 percent or greater.

•The Company was named to Forbes' Best Employers for Women 2019 list, which is based on an independent survey of 60,000 U.S. employees.

Reaffirmed Full-Year 2019 EPS and Free Cash Flow Guidance

Republic reaffirmed its full-year adjusted diluted EPS guidance of $3.23 to $3.28 and its full-year adjusted free cash flow guidance of $1,125 million to $1,175 million.

The Company provided additional details as follows:

•Cash Utilization: Republic expects to invest approximately $550 million in acquisitions; the Company originally guided to $200 million. Additionally, the Company expects to return approximately $1.0 billion total cash to shareholders, through approximately $500 million of dividends and $525 million in share repurchases.

Please refer to the Information Regarding Forward-Looking Statements section of this document.

Company Declares Quarterly Dividend

Republic continues to increase cash returns to shareholders, and announced today that its Board of Directors approved a 3-cent increase in the quarterly dividend. The quarterly dividend of $0.405 per share for shareholders of record on October 1, 2019, will be paid on October 15, 2019.

“We are raising our quarterly dividend by 8 percent," Slager said. "This is the tenth consecutive year we’ve increased our dividend, demonstrating our confidence in future cash flows and commitment to increase cash returned to shareholders.”

Presentation of Certain Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted free cash flow are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is an industry leader in U.S. recycling and non-hazardous solid waste disposal. Through its subsidiaries, Republic’s collection operations, transfer stations, recycling processing centers, landfills, and energy and environmental services provide effective solutions to make responsible recycling and waste disposal effortless for its 14 million customers. More than 36,000 employees are committed to providing a superior experience while fostering a sustainable Blue Planet® for future generations to enjoy a cleaner, safer and healthier world. For more information, visit RepublicServices.com, or follow us at Facebook.com/RepublicServices, @RepublicService on Twitter and @republic_services on Instagram.

For more information, contact:
Media Inquiries     Investor Inquiries
Donna Egan (480) 757-9748   Nicole Giandinoto (480) 627-7098
media@RepublicServices.com    investor@RepublicServices.com
###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72.5	$70.5
Accounts receivable, less allowance for doubtful accounts and other of $33.1 and $34.3, respectively	1,147.0	1,102.7
Prepaid expenses and other current assets	254.6	391.2
Total current assets	1,474.1	1,564.4
Restricted cash and marketable securities	119.2	108.1
Property and equipment, net	8,093.6	8,020.1
Goodwill	11,497.7	11,400.1
Other intangible assets, net	125.8	106.5
Other assets	686.4	417.8
Total assets	$21,996.8	$21,617.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$719.6	$761.5
Notes payable and current maturities of long-term debt	1,561.3	690.7
Deferred revenue	331.3	338.7
Accrued landfill and environmental costs, current portion	142.3	130.6
Accrued interest	75.3	68.5
Other accrued liabilities	741.2	728.6
Total current liabilities	3,571.0	2,718.6
Long-term debt, net of current maturities	6,883.9	7,646.8
Accrued landfill and environmental costs, net of current portion	1,709.8	1,701.6
Deferred income taxes and other long-term tax liabilities, net	1,060.5	1,028.3
Insurance reserves, net of current portion	264.5	270.8
Other long-term liabilities	551.9	321.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 353.0 and 351.9 issued and outstanding, respectively	3.5	3.5
Additional paid-in capital	4,960.7	4,924.9
Retained earnings	4,987.9	4,750.5
Treasury stock, at cost; 32.2 and 29.4 shares, respectively	(2,003.1)	(1,782.6)
Accumulated other comprehensive income, net of tax	3.9	30.8
Total Republic Services, Inc. stockholders’ equity	7,952.9	7,927.1
Non-controlling interests in consolidated subsidiary	2.3	2.4
Total stockholders’ equity	7,955.2	7,929.5
Total liabilities and stockholders’ equity	$21,996.8	$21,617.0

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$2,605.3	$2,517.8	$5,075.9	$4,945.2
Expenses:
Cost of operations	1,617.0	1,577.2	3,123.1	3,047.0
Depreciation, amortization and depletion	264.2	255.5	515.8	518.6
Accretion	20.5	20.2	40.9	40.6
Selling, general and administrative	264.5	252.9	530.9	514.0
Loss (gain) on disposition of assets and asset impairments, net	0.2	—	0.5	(0.7)
Restructuring charges	1.5	3.8	4.5	13.3
Operating income	437.4	408.2	860.2	812.4
Interest expense	(98.5)	(96.5)	(198.9)	(191.3)
Loss from unconsolidated equity method investment	(11.5)	(0.1)	(23.1)	(0.1)
Loss on extinguishment of debt	—	(0.3)	—	(0.3)
Interest income	1.4	0.2	3.3	0.4
Other (expense) income, net	(0.2)	1.1	(0.1)	2.2
Income before income taxes	328.6	312.6	641.4	623.3
Provision for income taxes	77.7	76.9	155.6	149.7
Net income	250.9	235.7	485.8	473.6
Net loss (income) attributable to non-controlling interests in consolidated subsidiary	0.6	(0.8)	(0.1)	(1.0)
Net income attributable to Republic Services, Inc.	$251.5	$234.9	$485.7	$472.6
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.78	$0.72	$1.51	$1.44
Weighted average common shares outstanding	321.7	327.4	322.0	329.0
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$0.78	$0.71	$1.50	$1.43
Weighted average common and common equivalent shares outstanding	322.8	328.8	323.1	330.5
Cash dividends per common share	$0.375	$0.345	$0.750	$0.690

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2019	2018
Cash provided by operating activities:
Net income	$485.8	$473.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	556.7	559.2
Non-cash interest expense	23.3	21.4
Restructuring related charges	4.5	13.3
Stock-based compensation	20.1	19.9
Deferred tax provision	40.3	52.4
Provision for doubtful accounts, net of adjustments	15.9	13.6
Loss on extinguishment of debt	—	0.3
(Gain) loss on disposition of assets and asset impairments, net	(0.2)	0.6
Withdrawal costs - multiemployer pension funds	—	—
Environmental adjustments	(10.3)	2.5
Loss from unconsolidated equity method investment	23.1	0.1
Excess income tax benefit from stock-based compensation activity	—	—
Other non-cash items	(0.8)	0.5
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(53.0)	(17.7)
Prepaid expenses and other assets	101.3	48.0
Accounts payable	12.8	30.7
Restructuring expenditures	(6.5)	(12.6)
Capping, closure and post-closure expenditures	(23.8)	(22.1)
Remediation expenditures	(17.8)	(21.2)
Withdrawal expenditures - multiemployer pension funds	—	—
Other liabilities	(35.8)	(2.6)
Proceeds from retirement of certain hedging relationships	—	31.1
Cash provided by operating activities	1,135.6	1,191.0
Cash used in investing activities:
Purchases of property and equipment	(588.7)	(542.1)
Proceeds from sales of property and equipment	7.9	4.3
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(178.9)	(69.3)
Cash received from business divestitures	(0.2)	1.1
Purchases of restricted marketable securities	(8.2)	(32.1)
Sales of restricted marketable securities	7.8	31.9
Other	(2.3)	0.2
Cash used in investing activities	(762.6)	(606.0)
Cash used in financing activities:
Proceeds from notes payable and long-term debt, net of fees	2,284.2	2,418.7
Proceeds from issuance of senior notes, net of discount and fees	—	781.9
Payments of notes payable and long-term debt and senior notes	(2,194.2)	(3,133.8)
Issuances of common stock, net	(3.1)	8.2
Purchases of common stock for treasury	(202.5)	(474.0)
Cash dividends paid	(241.7)	(227.7)
Distributions paid to noncontrolling interests in consolidated subsidiary	(0.2)	(0.6)
Other	(5.1)	(4.1)
Cash used in financing activities	(362.6)	(631.4)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	10.4	(46.4)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	133.3	179.1
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$143.7	$132.7

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2018. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Collection:
Residential	$570.1	21.9%	$560.6	22.3%	$1,127.5	22.2%	$1,109.2	22.4%
Small-container	792.0	30.4	764.5	30.4	1,570.0	30.9	1,513.6	30.6
Large-container	573.9	22.0	556.3	22.1	1,104.5	21.8	1,072.5	21.7
Other	11.7	0.4	11.1	0.4	22.5	0.4	21.6	0.4
Total collection	1,947.7	74.7	1,892.5	75.2	3,824.5	75.3	3,716.9	75.1
Transfer	343.7		320.8		638.1		609.3
Less: intercompany	(192.6)		(183.8)		(364.1)		(354.0)
Transfer, net	151.1	5.8	137.0	5.4	274.0	5.4	255.3	5.2
Landfill	608.9		580.6		1,145.4		1,130.5
Less: intercompany	(271.4)		(265.3)		(511.2)		(508.7)
Landfill, net	337.5	13.0	315.3	12.5	634.2	12.5	621.8	12.6
Energy services	40.8	1.6	50.2	2.0	85.8	1.7	98.1	2.0
Other:
Recycling processing and commodity sales	71.9	2.7	68.0	2.7	144.8	2.9	143.8	2.9
Other non-core	56.3	2.2	54.8	2.2	112.6	2.2	109.3	2.2
Total other	128.2	4.9	122.8	4.9	257.4	5.1	253.1	5.1
Total revenue	$2,605.3	100.0%	$2,517.8	100.0%	$5,075.9	100.0%	$4,945.2	100.0%

The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Average yield	2.8%	2.1%	2.9%	2.1%
Fuel recovery fees	0.1	0.6	0.1	0.6
Total price	2.9	2.7	3.0	2.7
Volume (1)	0.1	0.6	(0.7)	1.2
Recycling processing and commodity sales	0.2	(1.4)	—	(1.3)
Energy services	(0.4)	0.2	(0.2)	0.3
Total internal growth	2.8	2.1	2.1	2.9
Acquisitions / divestitures, net	0.7	1.8	0.5	1.8
Subtotal	3.5%	3.9%	2.6%	4.7%
Adoption of the new revenue recognition standard	—%	(4.3)%	—%	(4.2)%
Total	3.5%	(0.4)%	2.6%	0.5%

Core price	4.6%	3.6%	4.7%	3.7%

(1) The decrease in volume of (0.7)% during the six months ended June 30, 2019 includes a decrease of (0.3)% due to one less work day as compared to the six months ended June 30, 2018.
Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in average yield and core price as a percentage of related-business revenue, defined as total revenue excluding recycled commodities and fuel recovery fees, to determine the effectiveness of our pricing strategies. Average yield as a percentage of related-business revenue was 3.0% for both the three and six months ended June 30, 2019, and 2.2% and 2.3% for the same respective periods in 2018. Core price as a percentage of related-business revenue was 4.9% and 5.0% for the three and six months ended June 30, 2019, respectively, and 3.9% and 4.0% for the same respective periods in 2018.

The following table reflects changes in average yield and volume, as a percentage of total revenue by line of business, for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	Yield	Volume	Yield	Volume	Yield	Volume (1)	Yield	Volume
Collection:
Residential	2.7%	(1.9)%	2.0%	(2.8)%	2.8%	(2.0)%	2.0%	(2.8)%
Small-container	3.7%	(1.0)%	2.6%	—%	3.6%	(0.8)%	2.6%	(0.1)%
Large-container	3.3%	(0.6)%	2.5%	2.5%	3.6%	(0.2)%	2.5%	2.2%
Total collection	3.3%	(1.1)%	2.4%	(0.1)%	3.4%	(1.0)%	2.4%	(0.2)%
Landfill:
Municipal solid waste	3.2%	4.5%	2.0%	1.8%	3.3%	5.4%	2.1%	0.5%
Construction and demolition waste	2.2%	3.3%	2.2%	8.3%	2.1%	4.6%	2.2%	7.2%
Special waste	—%	9.8%	—%	(4.5)%	—%	(4.4)%	—%	14.3%
Total landfill	1.7%	5.8%	1.2%	(0.1)%	1.5%	1.2%	1.2%	5.8%
(1) Changes in volume, as a percentage of total revenue, have been adjusted to exclude the impact from one less workday as compared to the six months ended June 30, 2018.
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Labor and related benefits	$551.7	21.2%	$539.0	21.4%	$1,088.9	21.5%	$1,068.1	21.6%
Transfer and disposal costs	221.5	8.5	214.6	8.5	418.9	8.2	402.9	8.1
Maintenance and repairs	251.0	9.6	251.3	10.0	492.8	9.7	491.5	9.9
Transportation and subcontract costs	171.4	6.6	166.4	6.6	325.1	6.4	315.8	6.4
Fuel	96.8	3.7	104.3	4.1	188.9	3.7	185.8	3.8
Disposal fees and taxes	85.0	3.3	83.2	3.3	158.2	3.1	157.5	3.2
Landfill operating costs	67.2	2.6	56.6	2.2	120.9	2.4	108.7	2.2
Risk management	63.6	2.4	56.2	2.2	116.1	2.3	108.1	2.2
Other	108.8	4.2	105.6	4.3	213.3	4.2	208.6	4.2
Total cost of operations	$1,617.0	62.1%	$1,577.2	62.6%	$3,123.1	61.5%	$3,047.0	61.6%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies.
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Salaries and related benefits	$182.5	7.0%	$170.4	6.8%	$366.7	7.2%	$346.9	7.0%
Provision for doubtful accounts	8.4	0.3	6.8	0.3	15.9	0.3	13.6	0.3
Other	73.6	2.8	75.7	2.9	148.3	2.9	153.5	3.1
Total selling, general and administrative expenses	$264.5	10.1%	$252.9	10.0%	$530.9	10.4%	$514.0	10.4%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
EBITDA
The following table calculates EBITDA, which is not a measure determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Republic Services, Inc.	$251.5	$234.9	$485.7	$472.6
Net income attributable to noncontrolling interests	(0.6)	0.8	0.1	1.0
Provision for income taxes	77.7	76.9	155.6	149.7
Other income, net	0.2	(1.1)	0.1	(2.2)
Interest income	(1.4)	(0.2)	(3.3)	(0.4)
Interest expense	98.5	96.5	198.9	191.3
Depreciation, amortization and depletion	264.2	255.5	515.8	518.6
Accretion	20.5	20.2	40.9	40.6
EBITDA	$710.6	$683.5	$1,393.8	$1,371.2
We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Earnings
Reported diluted earnings per share was $0.78 and $1.50 for the three and six months ended June 30, 2019, respectively, as compared to $0.71 and $1.43 for the same periods in 2018. During the three and six months ended June 30, 2019 and 2018, we recorded a number of charges and other expenses and gains that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (net income – Republic) and diluted earnings per share. The tables below sets forth such measures on an adjusted basis to exclude such charges, other expenses and gains:

	Three Months Ended June 30, 2019				Three Months Ended June 30, 2018
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$710.6	$328.6	$251.5	$0.78	$683.5	$312.6	$234.9	$0.71
Loss on extinguishment of debt and other related costs (2)	—	—	—	—	0.3	0.3	0.2	—
Loss on disposition of assets and asset impairments, net (1)	0.2	0.2	0.2	—	—	—	—	—
Restructuring charges (1)	1.5	1.5	1.1	—	3.8	3.8	2.8	0.01
Incremental contract startup costs - large municipal contract	—	—	—	—	2.4	2.4	1.7	0.01
Acquisition deal costs	1.9	1.9	1.3	0.01	—	—	—	—
Loss from unconsolidated equity method investment	11.5	—	—	—	0.1	—	—	—
Total adjustments	15.1	3.6	2.6	0.01	6.6	6.5	4.7	0.02
As adjusted	$725.7	$332.2	$254.1	$0.79	$690.1	$319.1	$239.6	$0.73

(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended June 30, 2019.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended June 30, 2018.

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$1,393.8	$641.4	$485.7	$1.50	$1,371.2	$623.3	$472.6	$1.43
Loss on extinguishment of debt and other related costs (2)	—	—	—	—	0.3	0.3	0.2	—
(Gain) loss on disposition of assets and asset impairments, net (1) (2)	0.5	0.5	0.4	—	(0.7)	(0.7)	(0.5)	—
Restructuring charges	4.5	4.5	3.3	0.01	13.3	13.3	9.7	0.03
Incremental contract startup costs - large municipal contract (1)	0.7	0.7	0.5	—	5.3	5.3	3.9	0.01
Acquisition deal costs	2.5	2.5	1.8	0.01	—	—	—	—
Loss from unconsolidated equity method investment	23.1	—	—	—	0.1	—	—	—
Total adjustments	31.3	8.2	6.0	0.02	18.3	18.2	13.3	0.04
As adjusted	$1,425.1	$649.6	$491.7	$1.52	$1,389.5	$641.5	$485.9	$1.47
(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the six months ended June 30, 2019.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the six months ended June 30, 2018.

We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income – Republic, and adjusted diluted earnings per share, which are not measures determined in accordance with U.S. GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Although our business regularly incurs startup costs under municipal contracts, we specifically identify in the tables above the startup costs with respect to an individual municipal contract (and do not adjust for other startup costs under other contracts). We do this because of the magnitude of the costs involved with this particular municipal contract and the unusual nature for the time period in which they are incurred. Although our business regularly incurs deal costs related to acquisitions, we specifically identify in the table above the costs incurred during the three and six months ended June 30, 2019. We do this because of the magnitude of the costs associated with the particular acquisition activity during this time period. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income – Republic, and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash provided by operating activities	$581.9	$609.6	$1,135.6	$1,191.0
Property and equipment received	(315.0)	(290.6)	(527.4)	(526.0)
Proceeds from sales of property and equipment	3.8	0.7	7.9	4.3
Restructuring payments, net of tax	1.4	3.2	4.8	9.3
Divestiture related tax payments	—	0.2	(0.1)	0.2
Adjusted free cash flow	$272.1	$323.1	$620.8	$678.8
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$289.4	$278.8	$588.7	$542.1
Adjustments to exclude the purchase of property and equipment associated with acquisitions	(3.0)	(11.5)	(3.6)	(16.8)
Adjustments for property and equipment received during the prior period but paid for in the following period, net	28.6	23.3	(57.7)	0.7
Property and equipment received during the period	$315.0	$290.6	$527.4	$526.0

The adjustments noted above do not affect our net change in cash and cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of June 30, 2019 and December 31, 2018, accounts receivable were $1,147.0 million and $1,102.7 million, net of allowance for doubtful accounts of $33.1 million and $34.3 million, respectively, resulting in days sales outstanding of 40.1, or 28.5 days net of deferred revenue, compared to 39.7, or 27.5 days net of deferred revenue, respectively.
CASH DIVIDENDS
In April 2019, we paid a cash dividend of $120.7 million to shareholders of record as of April 1, 2019. As of June 30, 2019, we recorded a quarterly dividend payable of $120.2 million to shareholders of record at the close of business on July 1, 2019, which was paid on July 15, 2019.
STOCK REPURCHASE PROGRAM
During the three months ended June 30, 2019, we repurchased 1.1 million shares of our stock for $91.9 million at a weighted average cost per share of $82.67. As of June 30, 2019, the remaining authorized purchase capacity under our October 2017 repurchase program was $900.7 million.
2019 FINANCIAL GUIDANCE
Adjusted Diluted Earnings per Share
The following is a summary of adjusted diluted earnings per share guidance for the year ending December 31, 2019, which is not a measure determined in accordance with U.S. GAAP:

(Anticipated) Year Ending December 31, 2019
Diluted earnings per share	$ 3.20 - 3.25
Restructuring charges	0.02
Incremental contract startup costs - large municipal contract	—
(Gain) loss on disposition of assets and asset impairments, net	—
Acquisition deal costs	0.01
Adjusted diluted earnings per share	$ 3.23 - 3.28

We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Although our business regularly incurs startup costs under municipal contracts, we specifically identify in the tables above the startup costs with respect to an individual municipal contract (and do not adjust for other startup costs under other contracts). We do this because of the magnitude of the costs involved with this particular municipal contract and the unusual nature for the time period in which they are incurred. Although our business regularly incurs deal costs related to acquisitions, we specifically identify in the table above the costs we expect to incur in 2019. We do this because of the magnitude of the costs associated with the particular acquisition activity during this time period. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow for the year ending December 31, 2019, which is not a measure determined in accordance with U.S. GAAP, is calculated as follows:

(Anticipated) Year Ending December 31, 2019
Cash provided by operating activities	$ 2,301 - 2,351
Property and equipment received	(1,200)
Proceeds from the sale of property and equipment	15
Restructuring payments, net of tax	9
Adjusted free cash flow	$ 1,125 - 1,175

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows:

(Anticipated) Year Ending December 31, 2019
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$1,275
Adjustments to exclude the purchase of property and equipment associated with acquisitions	(25)
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(50)
Property and equipment received during the period	$1,200

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States as well as our dependence on large, long-term collection, transfer and disposal contracts and the prices of recycled commodities. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018, particularly under Part I, Item 1A - Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.